SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 6, 2015

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28- 8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 4 – Matters Related to Accountants and Financial Statements

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As disclosed in a Current Report on Form 8-K filed on July 14, 2015 by Tianyin Pharmaceutical Co., Inc. (the “Company”), on October 29, 2014, Chengdu Tianyin Pharmaceutical Co., Ltd. (“Chengdu Tianyin”, which is the Company’s indirect wholly-owned subsidiary), Grandway Group Holdings Ltd. (“Grandway Group”, which is the Company’s indirect wholly-owned subsidiary), Guoqing Jiang (“Jiang”, who is the Company’s Chairman and CEO), and Shandong Buchang Pharmaceutical Co., Ltd. (“Shandong Buchang”) (each, a “Party”, and collectively “Parties) entered into a Cooperation Framework Agreement Regarding Chengdu Tianyin Pharmaceutical Co., Inc. (“Cooperation Framework Agreement”). Pursuant to the Cooperation Framework Agreement, the Parties agreed to establish a joint venture, Qionglai Tianyin Pharmaceutical Co., Ltd. (“Qionglai Tianyin”), with the total registered capital of RMB 200,000,000 (approximately US$32.3 million), with Chengdu Tianyin owning 95% and Shandong Buchang owning 5%. Shandong Buchang’s capital investment in Qionglai Tianyin took the form of RMB 10 million (approximately US$1.6 million), and Chengdu Tianyin’s capital investment in Qionglai Tianyin took the form of its buildings, land use rights, machineries and equipment of its plants located at Longquan and Qionglai, all of its patents and trademarks, and its portfolio drugs collectively valuated at approximately RMB 190 million (approximately USD $30.7 million) (the “Assets”). Following the execution of the Cooperation Framework Agreement, registration documents to establish Qionglai Tianyin were filed on November 3, 2014 and approved on January 27, 2015. In April and May 2015, pursuant to certain Share Transfer Agreements (the “Share Transfer Agreements”), Chengdu Tianyin transferred a total 75% ownership of Qionglai Tianyin to Shandong Buchang for RMB160 million (approximately $26 million).

Due to the entry into the Cooperation Framework Agreement and Share Transfer Agreements within the quarter ended December 30, 2014, and the fact that the Company had decided to contribute the Assets to Qionglai Tianyin as its capital contribution in the joint venture, the Company’s Board of Directors therefore concluded on August 6, 2015 that the Assets which will be contributed to the joint venture should be classified as “Assets Held for Sale” in the unaudited consolidated financial statements included in the Quarterly Report on Form 10-Q for the period ended December 31, 2014 (the “Form 10-Q”) and a footnote regarding the transactions shall be also included therein. Accordingly, it is concluded that the unaudited consolidated financial statements included in the Form 10-Q as filed should no longer be relied upon.

Management and the Board of Directors of the Company discussed this matter with the Company’s principal accountants and decided to amend the Company’s Form 10-Q as soon as possible to include the disclosures of the joint venture and share transfer, as well as the effects on the Company’s unaudited consolidated financial statements for the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By: /s/  Dr. Guoqing Jiang

Name:  Dr. Guoqing Jiang

Title:   Chief Executive Officer

Dated:  August 11, 2015